EXHIBIT 10.10.2
                                                                 ---------------
                           COMMERCIAL LEASE AGREEMENT
                                  COMPLETE NET

         This Lease is made and entered into that certain date that Lessor and Lessee have each executed this Agreement. The effective date of the Lease Term is set forth below.

1. BASIC PROVISIONS ("BASIC PROVISIONS").

         1.1 PARTIES. This Lease ("Lease") is by and between Hopkins Real Estate Investments, L.L.C., an Idaho limited liability company, with a principal mailing address of P.O. Box 670, Meridian, Idaho, 83680, hereinafter "Lessor," the owner of the Premises as described below, and Extended Systems of Idaho, Incorporated, an Idaho Corporation, with its principal place of business at 5777
N. Meeker Ave, Boise, ID 83713, hereinafter "Lessee." In this Agreement, Lessor and Lessee are sometimes referred to collectively as the "Parties" and individually may be referred to as "Party."

         1.2 PREMISES. This Agreement is made to memorialize all of the terms and conditions whereby Lessor shall lease to Lessee and Lessee shall lease from Lessor that certain parcel of real property described as:

         See Attached Exhibit "A"

hereinafter the "Premises." The Premises shall include all existing buildings, all attachments and improvements situate thereon. The Premises are commonly referred to as 5777 N. Meeker, Boise, ID 83713.

         1.3 TERM. The term of this Lease shall be for a period of exactly ten
(10) years (the "Term") commencing upon the closing of Lessor's purchase of the Premises (which is scheduled to take place on or before September _26__, 2003), hereinafter the Lease "Commencement Date," and ending exactly ten years thereafter ("Expiration Date"), unless otherwise terminated in accordance with this Agreement.

         1.4 BASE RENT. Throughout the Term, Lessee shall pay to Lessor the base rent sum of $36,800.00 per month. The monthly rent sum, including future adjustments, is known as "Base Rent." Base Rent shall be due and payable on the first (1st) day of each month commencing upon the first full month after close of the purchase escrow for the Premises. A pro-rated portion of the initial Base Rent due Lessor by Lessee, incurred from the Commencement Date through the end of the month of closing, shall be paid by Lessee to Lessor at the closing of Lessor's purchase of the Premises.

         1.5 ADJUSTMENT TO BASE RENT. The parties agree there shall be no annual increases in the Base Rent.

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         1.6 PERMITTED USE. The Premises may be used as offices, light industrial or manufacturing ("Permitted Use").

         1.7 INSURANCE. Lessee shall maintain, at its sole and separate cost, a policy or policies of insurance, covering the Premises against casualty damage and Premises liability as more particularly described in this Agreement. This cost shall be in addition to Base Rent.

         1.8 REAL ESTATE TAXES AND ASSESSMENTS. Lessee shall, at its sole and separate cost, pay all of the real property taxes and assessments assessed or levied against the Premises as more particularly described in this Agreement. This cost shall be in addition to Base Rent.

         1.9 MAINTENANCE, REPAIRS AND REPLACEMENTS. Lessee shall, at its sole and separate cost, provide to the Premises all maintenance, routine and non-routine, and make all repairs including all replacements of Premises systems as are necessary to preserve the Premises in the condition, less normal wear, that exists at the Commencement Date as more particularly described in this Agreement. This cost shall be in addition to Basic Rent.

         1.10 GUARANTORS. The parties agree there shall be no guarantors.

         1.11 ADDENDA AND EXHIBITS. Addendum or Addenda and Exhibits which are referenced in this Lease and which are intended to be attached, are a material part of this Lease.

2. PREMISES.

         2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.

         2.2 CONDITION OF PREMISES AND LESSEE'S ACCEPTANCE. Lessee has been in possession of the Premises prior to the execution of this Lease and is fully familiar with the condition of the Premises. Lessor shall deliver the Premises to Lessee in the state of condition as exists on the closing of Lessor's purchase of the Premises, and Lessor shall not be required to make any repairs, alterations or improvements to the Premises. Lessee accepts the condition of the Premises "as is" and is not relying upon the Lessor with regard to any aspect of condition.

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         2.3 OPTION AGREEMENT. The parties acknowledge that the Premises is subject to an Option Agreement dated of even date herewith which grants Lessee the exclusive right to purchase the Premises pursuant to the terms and conditions set forth therein.

3. TERM.

         3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

4. RENT.

         4.1 BASE RENT. Lessee shall pay Base Rent and other rent or charges as set forth herein, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease and without the receipt of an invoice or demand for the Rent that is due. Payment of Base Rent and such other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

         4.2 PAYMENT OF OTHER EXPENSES AS ADDITIONAL RENT. Unless first paid by the Lessee, in the manner described below, Lessee shall pay to Lessor, during the Term, and in addition to the Base Rent, all Expenses incurred and paid by Lessor, including but not limited to real estate taxes and water district assessments assessed against the Premises, fire and extended coverage insurance premiums for a policy to insure against a casualty loss on the Premises and for the Lessor's Premises liability coverage (in amounts required by this Lease), and all maintenance, repairs, and replacements necessary to maintain the Premises according to the terms of this Lease, whether or not repairs/replacements might be deemed capital improvements rather than Expenses by traditional accounting principles. The Lessor shall not be entitled to increase base rent or any other amount due under this Lease agreement should Lessor elect to engage a management company to manage the property. Any management fees incurred as the result of engaging a management company shall be the sole responsibility of Lessor.

The Parties intend that the following Expenses shall be paid directly by Lessee as follows:

                  (a) REAL ESTATE TAXES AND ASSESSMENTS. On or before the due date of each Tax and Assessment Invoice but before the delinquency due date, whichever period is the shorter period of time. Lessee shall provide written proof of such payments to Lessor in the form of copies of the checks made out for such payment upon the completion of such payments.

Lessor shall provide Lessee copies of any and all Tax and Assessment notices and invoices immediately upon receipt, but in any event at least 30 days prior to the due date, to ensure Lessee has the maximum time available to make any

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appeals or payments. In the event Lessor fails to deliver such Tax and
Assessment notices and invoices, Lessor shall be responsible for any all late fees or penalties assessed. Lessor agrees to use its best efforts to assist Lessee in the appeal of any property tax assessments which Lessee deems excessive.

                  (b) INSURANCE PREMIUMS. On or before the payment due date specified in each insurance premium invoice but before the delinquency due date, whichever period is the shorter period of time. Lessee shall cause Lessor to be named as an additional insured and/or shall take reasonable steps to ensure that Lessor is provided a notice of cancellation should the premiums become delinquent.

                  (c) MAINTENANCE AND REPAIRS/REPLACEMENTS. All maintenance and repair expenses shall be paid by Lessee before delinquency and according to the terms and conditions set out in this Lease.

5. USE.

         5.1 PERMITTED USES.

                  (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.6, or any other legal use that is authorized by the Lessor. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that causes damage to the Premises or neighboring premises or properties.

                  (b) Lessee may sublet any part of the Premises to any other person or entity without the prior written consent of the Lessor, however, Lessee shall provide reasonable notice to Lessor of subletting. Lessee shall not assign this lease in its entirety without the prior written consent of the Lessor. Execution of this Agreement by Lessor constitutes written consent for a sublease of a portion of the Premises to Lionbridge Technologies as to that portion of the Premises which Lionbridge occupies at the time Lessor becomes the owner of the Premises. Notwithstanding the foregoing, Lessee shall be authorized to assign this Lease to any of its subsidiaries or affiliates or as part of a merger or acquisition without prior written consent of the Lessor.

         5.2 HAZARDOUS SUBSTANCES.

                  (a) PROHIBITION AGAINST USE OR STORAGE ON PREMISES. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either:

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(i) potentially injurious to the public health, safety or welfare, the environment, or the Premises, (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but is not limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not use, keep or store any Hazardous Substances on or about the Premises. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all other terms of this Lease and in compliance with all governmental regulations, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefore.

                  (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than the Chevron pipeline which crosses through the parking lot or as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including, but not limited to, all such documents as may be involved in any such use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

                  (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, and lenders and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and reasonable consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 5.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including reasonable consultants', attorneys' fees and/or testing), removal, remediation, restoration and/or abatement thereof or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such Agreement.

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         5.3 LESSEE'S COMPLIANCE WITH REQUIREMENTS. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including, but not limited to, matters pertaining to (i) Premises hygiene; and (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions.

         5.4 INSPECTION; COMPLIANCE WITH LAW. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times following at least forty-eight hours written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements, and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting the same, unless Breach of this Section by Lessee or a violation of applicable laws or regulations or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor for the costs and expenses of such inspections.

6. MAINTENANCE, REPAIRS, TRADE FIXTURES AND ALTERATIONS.

         6.1 LESSEE'S OBLIGATIONS.

                  (a) Subject to all other provisions and terms in this Lease, Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities or systems specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, fire suppression systems, landscaping, parking, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, structural members and the roof. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair as existed on the Commencement Date less normal wear. The details of these obligations are more particularly described as follows:

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                           (1) ROUTINE MAINTENANCE. It is agreed and understood
that routine and preventative maintenance to the Premises shall be provided by Lessee on an as needed basis to properly maintain the Premises in a workmanlike manner consistent with Class A office space. This shall be at the Lessee's sole and separate expense.

                                    In the event that Lessee fails to perform
required routine maintenance, and Lessor exercises its right to perform that routine maintenance either directly or through a property manager after working with Lessee in good faith to reach a satisfactory resolution, Lessee shall then reimburse Lessor, as additional rent, the actual maintenance cost, plus an administrative fee of 10%, incurred by Lessor for such reasonable routine maintenance expenses required to maintain the Premises in the same condition as the Premises existed on the Commencement Date, less normal wear. This additional rent shall be due within ten (10) days of an invoice from Lessor.

                           (2) OTHER MAINTENANCE AND REPAIRS. Lessee shall, in
addition to providing for routine maintenance, also provide and pay for all other types of maintenance, repairs or replacements necessary to keep the Premises in the same condition as the Premises existed on the Commencement Date, less normal wear. This obligation shall run throughout the Term. Lessee's duty shall exist whether or not systems have been damaged by normal use or wear and tear, or by the negligence of Lessee's employees, guests, and invitees, by the wrongful acts of trespassers, or by acts of nature including flood or earthquake, and whether or not they are covered in whole or in part by insurance. The intent of this Paragraph is to put the entire cost burden to keep the Premises in a constant state of good maintenance and repair, on the Lessee; however, the parties agree that Lessor shall contribute any and all insurance proceeds it may receive in such event which shall be used by Lessee to make such repairs to the Premises.

                           (3) As with routine maintenance, the Parties
contemplate that Lessor shall not be required to send written Notice to Lessee to ensure that all maintenance, repairs, and replacements are being provided by Lessee; it being understood that Lessee shall cause them to be provided as necessary. Nevertheless, Lessee shall give Lessor written notice of any repair or replacement that Lessee intends to make where the estimated cost to be incurred by the Lessee is expected to be more than $100,000.00. That notice shall provide Lessor with the details of the repair/improvement, together with an explanation of how Lessee intends to pay the cost. If, after any maintenance inspection of the Premises by Lessor, Lessor observes that maintenance, repairs and replacements are not being provided as required by this Agreement, Lessor shall be entitled, after working with Lessee in good faith to reach a satisfactory resolution, to make those repairs or maintenance reasonably required to maintain the Premises in the same condition as the Premises existed on the Commencement Date, less normal wear, and shall be reimbursed by Lessee for the expenses in the same manner as is provided for in routine maintenance.

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         6.2 ALTERATIONS.

                  (a) DEFINITIONS; CONSENT REQUIRED. The term "Trade Fixtures" shall mean Lessee's personal property or equipment attached to the Premises that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises. Lessee shall not make nor cause to be made any Alterations in, on, under or about the Premises without Lessor's prior written consent, which shall not be unreasonably withheld.

                  (b) CONSENT. Any Alterations with an estimated cost in excess of $25,000.00 that Lessee shall desire to make shall be presented to Lessor in written form with plans and a statement of the method of payment intended by Lessee. Lessor may request written plans and specifications of sufficient detail as would be required by any governing authority to issue necessary permits. Lessor may also request cost estimates and/or satisfactory proof of Lessee's ability to pay for such alteration. Lessee shall not commence such Alteration without Lessor's written consent, which consent will not be unreasonably withheld. If consent is granted, Lessee will comply with all Lessor's written requirements, the approved plans, and shall acquire all applicable permits required by governmental authorities. Once commenced, Lessee shall complete the permitted Alterations in a workmanlike and expeditious manner. Lessee shall upon completion thereof retain copies for Lessor of the as-built plans and specifications thereof, which shall be provided to Lessor within thirty (30) days of the completion of such Alteration.

                  (c) LIEN PROTECTION. Lessee shall pay when due all claims for labor or materials furnished for Lessee at or of use on the Premises, and shall not allow any mechanic's or materialmen's liens to be filed against the Premises as the result of any Alterations made by Lessee.

         6.3 OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

                  (a) OWNERSHIP. Unless otherwise agreed in writing between the parties, all Alterations made to the Premises by Lessee shall, at the termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

                  (b) REMOVAL. Lessor may require the removal at any time of all or any part of any Alterations made without the required consent of Lessor.

                  (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date,

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clean and free of debris and in good operating order, condition and in the state of repair required by this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

7. INSURANCE; INDEMNITY.

         7.1 PAYMENT OF PREMIUMS. The cost of all premiums for insurance policies required under this Agreement shall be the sole and separate expense of the Lessee. The following types of policies shall be purchased and maintained:

         7.2 LIABILITY INSURANCE.

                  (a) Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $5,000,000.00 per occurrence. This policy shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Lessor may, but is not required to, maintain liability insurance described in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein. The cost of this policy shall be the cost of Lessor.

         7.3 PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                  (a) BUILDING AND IMPROVEMENTS. Lessee shall obtain and keep in force during the Term a policy or policies in the name of Lessee, with loss payable to Lessee and to Lessor and to any of Lessor's Lender(s) as their interests may appear, insuring against casualty loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by Lessor or by Lessor's Lender(s), but in no event more than the commercially reasonable and available insurable value thereof. Lessee's Trade Fixtures and Lessee's personal property may be covered by

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this policy or policies, but that coverage shall not limit or interfere with the requirement that the Premises are to be insured at full replacement value. This policy or policies shall insure against all risks of direct physical loss or damage, including but not limited to the peril of earthquake, including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, an inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

                  (b) RENTAL VALUE. Lessee shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor, insuring the loss of the full rental and other charges payable by Lessee regarding the Premises to Lessor for one year (including all Real Property Taxes and insurance costs). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period.

         7.4 LESSEE'S PROPERTY INSURANCE. Subject to all other requirements of this Agreement, Lessee may at its cost, either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, and Trade Fixtures in, on, or about the Premises.

         7.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the State of Idaho, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 7. Lessee shall cause to be delivered to Lessor, at the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 7. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least ten (10) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor

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may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

         7.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under this Paragraph 7. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

         7.7 INDEMNITY. Except for Lessor's negligence, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, reasonable attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment in case any action or proceeding be brought against Lessor by reason of any of the foregoing matters. Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel, and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

         7.8 EXEMPTION OF LESSOR FROM LIABILITY. Except for Lessor's gross negligence, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee. Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from the failure by Lessor to enforce the provisions of this Lease.

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8. DAMAGE OR DESTRUCTION.

         8.1 DEFINITIONS.

                  (a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than Trade Fixtures, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 8.1(d)) of the Premises (excluding Trade Fixtures) immediately prior to such damage or destruction.

                  (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Trade Fixtures, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Trade Fixtures) immediately prior to such damage or destruction.

                  (c) "Insured Loss" shall mean damage or destruction to the Premises, other than Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 7.3(a) irrespective of any deductible amounts or coverage limits involved.

                  (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                  (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 5.2(a), in, on, or under the Premises.

         8.2 PREMISES PARTIAL DAMAGE - INSURED LOSS. If Premises Partial Damage that is an Insured Loss occurs, then Lessee shall, at Lessee's expense, repair such damage (but not Lessee's Trade Fixtures) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises

         8.3 PARTIAL DAMAGE - UNINSURED LOSS. If Premises Partial Damage occurs that is not an Insured Loss, Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect. Lessee shall provide Lessor with detailed plans and payment assurances before the Partial Damage is repaired.

         8.4 TOTAL DESTRUCTION. If Premises Total Destruction occurs (including any destruction required by any authorized public authority) Lessee shall, at Lessee's option: 1) if an Insured Loss occurs, then Lessee shall, using the insurance proceeds, repair such

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damage (but not Lessee's Trade Fixtures) as soon as reasonably possible and this
Lease shall continue in full force and effect. In such event, Premises Total Destruction shall be treated as Premises Partial Damage pursuant to Section. 8.2 above; 2) terminate this Lease and in such event all insurance proceeds shall belong exclusively belong to Lessor and Lessor's Lenders; or 3) exercise its Option to purchase the Premises and make payment to Lessor as required pursuant to such Option, in which case Lessee shall be entitled to receive all insurance proceeds and the Premises. In the event, however, that the damage or destruction is caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee.

         8.5 ABATEMENT OF RENT; LESSEE'S REMEDIES.

                  (a) In the event of (i) Premises Partial Damage, (ii) Premises Total Destruction, or (iii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, and other charges, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, equal to the proceeds from insurance required to be carried under Paragraph 7.3(b). Except for abatement of Base Rent, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

                  (b) If Lessee shall be obligated to repair or restore the Premises under the provisions of this Paragraph 8 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such condition shall occur, Lessor may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessor gives such notice to Lessee and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessee commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 8.5 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

9. REAL PROPERTY TAXES.

         9.1 PAYMENT OF TAXES.  Lessee shall pay the Real Property Taxes.

         9.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or

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extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises, excluding any and all Federal, state and local income or other taxes associated with Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises.

         9.3 LESSEE'S PROPERTY TAXES. Lessee shall pay all personal property taxes assessed against and levied upon Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises.

10. UTILITIES. Lessee shall pay directly for all utilities and services supplied to the Premises, including, but not limited to, electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

11. ASSIGNMENT AND SUBLETTING.

         11.1 LESSOR'S CONSENT REQUIRED.

                  (a) Subject to Subsection (b) below, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") all of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent will not be unreasonably withheld. This provision is not intended to prohibit the subleasing of any portion of the Premises.

                  (b) Notwithstanding anything to the contrary, Lessee shall be authorized to assign this Agreement and any and all of its rights hereunder to any of it's Subsidiaries or Affiliates or in conjunction with an acquisition, sale or merger of substantially all the company's assets at any time without consent of Lessor.

         11.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                  (a) Regardless of Lessor's consent, any assignment or subletting shall not constitute a release of Lessee's liability without a written release executed by Lessor.

                  (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment.

                  (c) In the event of any Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

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12. DEFAULT; BREACH; REMEDIES.

         12.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with Lessee's Breach, $500.00 is a reasonable minimum sum attorney fee charge per such occurrence for related legal services and costs in the preparation and service of a notice of Breach, and that Lessor may include $500.00 or the actual cost, whichever is greater, in said a notice as if that cost were additional rent immediately due and payable as a part of the requirements to cure a Breach. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any material term, covenant, condition or rule applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of a Default that has not been cured within the time specified in a Notice of that Default. The time frame by which Lessee must cure a Notice of Default, or be in Breach, shall be a period of sixty (60) days or such other longer period as provided by Lessor in the Notice of Default from the service of the Notice of Default; except if the Default by Lessee is for one of the following events, then the time frame to cure shall be as follows:

                  (a) If the Lessee has failed to pay Base Rent by its due date, then a Notice of Default for such a failure must be cured within five (5) business days of service of the Notice or Lessee is in Breach.

                  (b) If the Lessee has failed to pay any sum of money that Lessor has paid on behalf of the Lessee and thereafter Lessor has invoiced to Lessee, then a Notice of Default for such failure must be cured within thirty
(30) days of service of the Notice or Lessee is in Breach.

                  (c) If the Lessee is using the Premises in a manner that is prohibited or that presents an immediate condition of danger, then such default must be cured as soon as commercially reasonable following service of the Notice or Lessee is in Breach.

         12.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within the time to cure as per the Notice of Default, then Lessee is in Breach of this Agreement. Once the Lessee is in Breach, Lessor, and without any other written notice to Lessee, may at Lessor's option (but without obligation to do so), perform such duty or obligation on Lessee's behalf. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefore. Further, after a Breach of this Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such Breach, Lessor may:

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                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid rent then due and the amount due under any other Breach at the date of termination; plus, (ii) the amount of unpaid rent to the end of the Term that would have been earned by Lessor had Lessee's Breach not occurred less such amount that Lessee proves could have been reasonably avoided; plus (iii) any other amount necessary to compensate Lessor for all damages proximately caused by Lessee's Breach of its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of re-letting, including reasonably necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. Lessor shall demonstrate commercially reasonable efforts to mitigate damages caused by Lessee's Breach of this Lease under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.

                  (b) Continue the Lease after Lessee's Breach and recover Base Rent or Breach Damages by separate proceedings.

                  (c) Pursue any other remedy now or hereafter available to Lessor under the laws of the State of Idaho.

                  (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         12.3 NON WAIVER. The acceptance by Lessor of any amount of Base Rent less than is owing or the acceptance of a partial cure of a Default or Breach shall not be deemed a waiver by Lessor of any of the rights and remedies available to Lessor under this Agreement, unless specifically so stated in writing by Lessor at the time of such acceptance.

         12.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent and other sums due hereunder will cause Lessor to incur other costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Base Rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee by the 10th day following the due date, then

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and without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to four percent (4%) of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. This Late Charge shall be in addition to interest otherwise due Lessor if the Late Charge is not timely received by Lessor.

         12.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor.

13. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) business days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) business days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

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14. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent Jurisdiction, shall in no way affect the validity of any other provision hereof.

15. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at a rate of twelve percent (12%) per annum until received by Lessor, which shall be in addition to a Late Charge fee set by this Agreement.

16. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

17. NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

18. NOTICES.

         18.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph. The addresses noted below shall be the respective Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted shall be concurrently transmitted to such other party or parties at such addresses as are set forth below.

          LESSOR:
          Hopkins Real Estate Investments, L.L.C.
          P.O. Box 670
          Meridian, ID  83680

          LESSEE:
          Extended Systems of Idaho, Incorporated
          5777 N. Meeker Ave
          Boise, ID  83713

          Attention:  Karla K. Rosa, Chief Financial Officer

          With a copy to:  General Counsel

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

         18.2 SERVICE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight
(48) hours after the same is addressed as required herein and mailed with postage prepaid. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

19. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

20. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

21. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred fifty percent (250%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

22. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

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23. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State of Idaho. Any litigation between the Parties hereto concerning this Lease shall be initiated in Ada County, Idaho.

24. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

         24.1 SUBORDINATION. This Lease shall be subject and subordinate to mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the Premises, provided however, Lessee's rights under the Option Agreement shall not be effected by any such subordination.

         24.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 24.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent, provided however, any such Lender shall be subject to the terms of the Option Agreement.

         24.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

         24.4 SELF-EXECUTING. The agreements contained in this Paragraph shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

25. ATTORNEYS' FEES. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereinafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment of the other Party of its claim or defense. Lessor shall be entitled to

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attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

26. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may not, at any time, place on or about the Premises any "For Sale" or "For Lease" signs, unless (1) the Option Agreement between the parties has terminated, or (2) Lessee consents, in writing, to the design and placement of the "For Sale" or "For Lease" sign. Lessor may, at any time, during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of Rent or liability to Lessee.

27. QUIET POSSESSION. Upon payment by Lessee of the Base Rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

28. RESERVATIONS. During the term of the Option Agreement, Lessor shall not, without the prior written consent of Lessee, grant any easements, rights of way, utility raceways, or dedications that Lessor deems necessary, or cause the recordation of parcel maps or restrictions, financing or re-financing, regardless whether such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee.

29. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

30. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.

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31. AMENDMENTS. This Lease may be modified only in writing, signed by the
Parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.

32. ADVERTISING/PUBLICITY. Lessor is authorized to represent in print or other electronic forms of advertising that it has provided Lessee a financial vehicle whereby Lessor purchased the Premises from Lessee and simultaneously leased the Premises back to Lessee with an option for Lessee to repurchase the Premises at a fixed rate at any time during the next ten years. Lessor shall further be allowed to disclose the approximate amount of the transaction (i.e. $5M). Notwithstanding the foregoing, Lessor shall first obtain Lessee's prior written consent for such publicity, which shall not be unreasonably withheld. Lessee shall be permitted to disclose the existence, terms and/or nature of this Agreement and/or the sale/leaseback transaction as required by governing authority or as it otherwise elects in its sole discretion.

         The Parties hereto have executed this Lease on the dates specified below their respective signatures.


LESSOR                                   LESSEE
Hopkins Real Estate Investments,         Extended Systems of Idaho, Incorporated
L.L.C.

Randy Hopkins                            /s/ Karla K. Rosa
---------------------------              -------------------------
By: Randy Hopkins                        By: Karla K. Rosa
    -----------------------                  ---------------------
Its: Managing Member                     Its: VP of Finance and Chief Financial
                                              Officer

Date: 9/26/03                            Date: 9/26/03









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